UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

RILEY EXPLORATION PERMIAN, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15555 (Commission File Number)	87-0267438 (IRS Employer Identification No.)

29 E. Reno Avenue, Suite 500, Oklahoma City, OK (Address of principal executive offices)	73104 (Zip Code)

Registrant’s telephone number, including area code (405) 415-8699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REPX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

On June 30, 2021, Riley Exploration Permian, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Truist Securities, Inc., as representative of the other several underwriters listed in Exhibit A to the Underwriting Agreement (collectively, the “Underwriters”), relating to its previously announced public offering of 1,666,667 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock” and such offering the “Equity Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 250,000 additional shares of Common Stock.

The Equity Offering closed on July 2, 2021. The Company intends to use approximately $25 million of the net proceeds from the Equity Offering to fund drilling and infrastructure for the Company’s EOR Project and the remaining net proceeds for working capital purposes and other general corporate purposes, which may include financing of capital expenditures, financing acquisitions or investments, repayment or refinancing of outstanding debt, financing other business opportunities, and working capital purposes.

The Equity Offering was made pursuant to a prospectus supplement, dated June 30, 2021, and filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2021, and the base prospectus, dated May 12, 2021, filed as part of the Company’s shelf registration statement (File No. 333-255104) filed with the SEC on April 7, 2021 and declared effective on May 12, 2021.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

di Santo Law PLLC has issued an opinion, dated July 2, 2021, regarding certain legal matters with respect to the Equity Offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 30, 2021, between Riley Exploration Permian, Inc. and Truist Securities, Inc., as representative of the several underwriters listed in Exhibit A thereto.
5.1	Opinion of di Santo Law PLLC.
23.1	Consent of di Santo Law PLLC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021	RILEY EXPLORATION PERMIAN, INC.

	By	/s/ Michael J. Rugen
Michael J. Rugen
Chief Financial Officer